EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock of Stitch Fix, Inc. and further agree that this agreement be included as an exhibit to such filing. Each party to the agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement. Each party to this agreement agrees that this joint filing agreement may be signed in counterparts.

In evidence whereof, the undersigned have caused this Agreement to be executed on their behalf this 11th day of February, 2022.

BASELINE VENTURES 2009, LLC		BASELINE VENTURES 2009 ASSOCIATES, LLC

By:	Baseline Ventures 2009 Associates, LLC,
its Managing Member
		By:	/s/ Stephanie Malkowski
Name: Stephanie Malkowski
By:	/s/ Stephanie Malkowski		Title: Authorized Person
Name: Stephanie Malkowski
Title: Authorized Person

BASELINE ENCORE L.P.		BASELINE ENCORE ASSOCIATES, LLC

By:	Baseline Encore Associates, LLC,
	its General Partner	By:	/s/ Stephanie Malkowski
Name: Stephanie Malkowski Title: Authorized Person

By:	/s/ Stephanie Malkowski
Name: Stephanie Malkowski
Title: Authorized Person

BASELINE INCREASED EXPOSURE FUND, LLC		BASELINE INCREASED EXPOSURE FUND ASSOCIATES, LLC

By:	Baseline Increased Exposure Fund Associates, LLC, its Managing Member	By:	/s/ Stephanie Malkowski
Name: Stephanie Malkowski Title: Authorized Person
By:	/s/ Stephanie Malkowski
Name: Stephanie Malkowski Title: Authorized Person

BASELINE CABLE CAR, LLC		STEVEN ANDERSON

By:	/s/ Stephanie Malkowski	By:	/s/ Stephanie Malkowski
	Name: Stephanie Malkowski Title: Authorized Person		Name: Stephanie Malkowski Pursuant to Power of Attorney